EXHIBIT 4.3

                        TRANSPORTATION COMPONENTS, INC.

                   FORM OF WARRANT CERTIFICATE FOR PURCHASE
                           OF SHARES OF COMMON STOCK

                    THIS WARRANT CERTIFICATE IS VOID AFTER
                   5:00 P.M., CENTRAL TIME, ON JUNE 24, 2003

Number of Warrants: _______                     Warrant No.

      This Warrant Certificate certifies that, for value received, _______________ is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Transportation Components, Inc., a Delaware corporation ("Company"), at any time or from time to time after June 24, 1998 and on or before 5:00 p.m., Central Time, on June 24, 2003 ("Expiration Date"), one (1) share of fully paid and nonassessable Common Stock, $.01 par value ("Common Stock"), of the Company at an exercise price of $6.12 per share, subject to adjustment as provided herein ("Exercise Price"), on the terms set forth herein. As used herein, the term "Warrant Issuance Date" shall mean June 24, 1998.

      1. EXERCISE OF WARRANTS. (a) At any time after the Warrant Issuance Date and prior to the Expiration Date, the Warrants evidenced by this Warrant Certificate may be exercised in whole or in part by presentation and surrender of this Warrant Certificate at the office of the Company with the within contained Subscription Form duly completed and executed and accompanied by payment of the Exercise Price as then in effect by bank draft or cashier's check payable in lawful money of the United States of America for the number of Warrants being exercised. No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon the exercise of a Warrant.

            (b) Upon receipt of this Warrant Certificate, with the within contained Subscription Form duly completed and executed, accompanied by payment of the Exercise Price of the Warrants being exercised, the Company shall deliver to or upon the order of the registered holder of this Warrant Certificate, in such name or names as such registered holder may designate (provided however, that prior to June 24, 2000, such designees shall be limited to immediate family members of the registered holder or partnerships or trust for the benefit of the registered holder or family members), a certificate or certificates for the number of full shares of the securities to be purchased, together with any cash due in respect of any fraction of a share of such securities otherwise issuable upon such exercise in accordance with Section 2 hereof. If the Warrant is exercisable to purchase property other than securities, the Company shall take appropriate steps to cause such property to be delivered to or upon the order of the registered holder of this Warrant Certificate.
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            (c) Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price was made whether or not the stock transfer books shall be closed on such date.

            (d) If the holder of this Warrant Certificate at any time exercises less than all the Warrants evidenced by this Warrant Certificate, the Company shall issue to such holder a warrant certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised. Likewise, upon the presentation and surrender of this Warrant Certificate at the office of the Company and at the request of the holder, the Company will, at the option of the holder, issue to the holder in substitution for this Warrant Certificate one or more warrant certificates in identical form and for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

            (e) To the extent that the Warrants evidenced by this Warrant Certificate have not been exercised on or before 5:00 p.m., Central Time, on June 24, 2003, such Warrants shall expire and the rights of the holder shall become void and of no effect.

      2. FRACTIONAL INTERESTS. The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants. If any fraction of a Warrant or a share of securities would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company shall purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the Exercise Price. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of securities upon exercise of a Warrant.

      3. ANTIDILUTIVE ADJUSTMENT. The shares of Common Stock purchasable on exercise of the Warrants evidenced by this Warrant Certificate are shares of Common Stock of the Company as constituted as of the Warrant Issuance Date. The number and kind of securities purchasable on the exercise of the Warrants evidenced by this Warrant Certificate, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

            (a) MERGERS, CONSOLIDATIONS AND RECLASSIFICATIONS. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants evidenced by this Warrant Certificate at any time after the Warrant Issuance Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a

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subdivision or combination to which subsection 3(b) applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which subsection 3(b) applies) of outstanding securities issuable upon exercise of this Warrant), the holder of the Warrants evidenced by this Warrant Certificate shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise of the Warrants evidenced by this Warrant Certificate, in lieu of each share of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of Common Stock, other securities, money or other property issuable upon exercise of a Warrant as if the Warrants evidenced by this Warrant Certificate had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 3(a). The provisions of this subsection 3(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

            (b) SUBDIVISIONS AND COMBINATIONS. If the Company, at any time after the Warrant Issuance Date, shall subdivide its shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately increased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier. If the Company, at any time after the Warrant Issuance Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

            (c) DIVIDENDS AND DISTRIBUTIONS. If the Company at any time after the Warrant Issuance Date shall declare a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation or other entity, or in property or otherwise than in cash, to the holders of its Common Stock, the holder of a Warrant evidenced by this Warrant Certificate

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shall, without additional cost, be entitled to received upon any exercise of a
Warrant evidenced by this Warrant Certificate, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities or property which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

            (d) MISCELLANEOUS. The following provisions shall be applicable to the making of adjustments in the Warrant Exercise Price hereinbefore provided in this section 3:

                  i. The consideration received by the Company shall be deemed to be the following: (a) to the extent that any additional shares of Common Stock shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; (b) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of the Board of Directors delivered to the holder of this Warrant Certificate setting forth such determination.

                  ii. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its subsidiaries.

                  iii. For the purposes of this Section 3, the term "shares of Common Stock" shall mean shares of (i) the class of stock designated as the Common Stock of the Company at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to subsection 3(a), the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Warrant Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly

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      equivalent as practicable to the provisions with respect to the Common
      Stock contained in this Section 3.

            (e) CALCULATION OF WARRANT EXERCISE PRICE. The Warrant Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

      4. NOTICE OF ADJUSTMENT TO EXERCISE PRICE. Whenever the Warrant Exercise Price is required to be adjusted as provided in Section 3, the Company shall forthwith compute the adjusted Warrant Exercise Price and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Warrant Exercise Price and showing in reasonable detail the facts upon which such adjustment is based.

      5. NOTICES TO WARRANT HOLDER. In the event:

            (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

            (b) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock; or

            (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be sent to the holder of this Warrant Certificate, at least 10 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution,
(y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other

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securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

      6. REPORTS TO HOLDERS. The Company will cause to be delivered, by first-class mail, postage prepaid, to the holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

      7. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

            (a) During the period within which the Warrants evidenced by this Warrant Certificate may be exercised, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of the Warrants evidenced by this Warrant Certificate, the number of shares of Common Stock issuable upon the exercise of such Warrants.

            (b) The Company shall pay all expenses, taxes (other than stock transfer taxes or charges) and other charges payable in connection with the preparation, issuance and delivery of new warrant certificates on transfer of the Warrants evidenced by this Warrant Certificate.

            (c) All Common Stock which may be issued upon exercise of the Warrants evidenced by this Warrant Certificate shall upon issuance be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

            (d) All original issue taxes payable in respect of the issuance of shares of Common Stock to the registered holder hereof upon the exercise of the Warrants evidenced by this Warrant Certificate shall be borne by the Company; PROVIDED, that the Company shall not be required to pay any tax or charge imposed in connection with any transfer involved in the issuance of any certificate representing shares of Common Stock in any name other than that of the registered holder hereof, and in such case the Company shall not be required to issue or deliver any certificate representing shares of Common Stock until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

      8. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants evidenced by this Warrant Certificate shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants evidenced by this Warrant Certificate are limited to those expressed herein.

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      9. TRANSFER RESTRICTIONS. All shares of securities purchased pursuant to the exercise of the Warrants evidenced by this Warrant Certificate, unless otherwise agreed by the Company, shall not, prior to June 24, 2000, be sold, assigned, exchanged, transferred, encumbered, pledged, distributed, appointed, or otherwise disposed of by the registered holder of this Warrant Certificate, except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 9 (or partnerships or trusts for the benefit of the registered holder or family members, the trustees or partners of which so agree). The certificates evidencing all such shares of Company securities will bear a legend substantially in the form set forth below and containing such other information as the Company may deem necessary or appropriate:

      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO JUNE 24, 2000. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed this 24th day of June, 1998 by its President and Secretary, thereunto duly authorized.

                         TRANSPORTATION COMPONENTS, INC.


                                    By:
                                          T. Michael Young
                                          President
ATTEST:



Paul E. Pryzant
Secretary


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                               SUBSCRIPTION FORM
[To be executed on exercise of the Warrants evidenced by this Warrant
Certificate]

TO:   Transportation Components, Inc.

      The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise the purchase right evidenced by such Warrant Certificate for, and to purchase thereunder, shares of Common Stock of Transportation Components, Inc. and herewith makes payment of ($ ) for those shares, and requests that the certificate representing those shares be issued in the name of _____________________ and delivered to
                                         , whose address is ____________________
      Dated:_______________________________________________

                              -----------------------------------------------
                              Signature(s) of Registered Holder(s)
                              NOTE: THE ABOVE SIGNATURE(S) MUST CORRESPOND WITH
                        THE NAME AS WRITTEN ON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

--------------------------------------------------------------------------------
                                 TRANSFER FORM

[To be executed only upon transfer of the Warrants evidenced by this Warrant Certificate]

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________ the Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________________ Attorney-in-Fact, to transfer same on the books of the Company with full power of substitution in the premises.

      Dated:_______________________________________________


                      Signature(s) of Registered Holder(s)
              NOTE: THE ABOVE SIGNATURE(S) MUST CORRESPOND WITH THE
           NAME AS WRITTEN ON THE FACE OF THIS WARRANT CERTIFICATE IN
           EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                               CHANGE WHATSOEVER.

WITNESS:



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